UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

Eagle Bulk Shipping Inc.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 25, 2015, Eagle Bulk Shipping Inc. (the “Company”), with the approval of the audit committee of its Board of Directors, dismissed PricewaterhouseCoopers (“PwC”) as the Company’s independent registered public accounting firm and engaged Deloitte & Touche LLP (“Deloitte”) as the new independent registered public accounting firm of the Company.

The reports of PwC on the Company’s financial statements for the years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

●

PwC’s report on the financial statements of the Company for the fiscal year ended December 31, 2013 stated: “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not met their Leverage Ratio covenant at December 31, 2013 and does not anticipate meeting their leverage coverage ratio and interest coverage ratio at various measurement dates in 2014. The Company has obtained a waiver for the December 31, 2013 breach and for forecasted breaches at March 31, 2014, but that waiver does not extend to further measurement dates in 2014. The Company is negotiating to obtain additional waivers or modifications of the Fourth Amended and Restated Credit Facility, however there can be no assurance of success, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

●

PwC’s report on the financial statements of the Company for the period from January 1, 2014 to October 15, 2014 stated: “As discussed in Note 1 to the consolidated financial statements, the Company filed a petition on August 6, 2014 with the United States Bankruptcy Court for the Southern District of New York for reorganization under the provisions of Chapter 11 of the Bankruptcy Code. The Company’s Restructuring Support Agreement (“RSA”) was substantially consummated on October 15, 2014 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.”

●

PwC’s report on the financial statements of the Company as of December 31, 2014 and for the period from October 16, 2014 to December 31, 2014 stated: “As discussed in Note 1 to the consolidated financial statements, the United States Bankruptcy Court for the Southern District of New York confirmed the Company's Restructuring Support Agreement (“RSA”) on September 22, 2014. Confirmation of the plan resulted in the discharge of all claims against the Company that arose before October 15, 2014 and substantially alters rights and interests of equity security holders as provided for in the plan. The plan was substantially consummated on October 15, 2014 and the Company emerged from bankruptcy. In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of October 16, 2014.”

During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent period through June 25, 2015, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements for such fiscal years.

There were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2014 and December 31, 2013 and the subsequent period through June 25, 2015, except that in connection with its audit of the year ended December 31, 2014 PwC informed the Company that as of December 31, 2014 the Company’s internal controls did not operate effectively to ensure that the fresh-start adjustment to reorganization items was recorded accurately and classified appropriately. The Company provided PwC with a copy of the foregoing disclosures and requested in writing that PwC furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees or not with such disclosures. A copy of PwC’s letter, dated June 29, 2015, is included as Exhibit 16.1 to this filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP dated June 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: June 30, 2015	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of PricewaterhouseCoopers LLP dated June 29, 2015